                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [x]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ]  Preliminary Proxy Statement

         [ ]  Confidential, for Use of the Commission
              Only (as permitted by Rule 14a-6(e)(2))

         [x]  Definitive Proxy Statement

         [ ]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Columbia Bancorp
    ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [x]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

  ---------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

  ---------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

  ---------------------------------------------------------------------------


         (4)  Proposed maximum aggregate value of transaction:

  ---------------------------------------------------------------------------

         (5)  Total fee paid:

  ---------------------------------------------------------------------------

         [ ]     Fee paid previously with preliminary materials.

  ---------------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

  ---------------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

  ---------------------------------------------------------------------------

         (3)  Filing Party:


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         (4)  Date Filed:

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
March 10, 2001


Dear Fellow Shareholder:

On behalf of the Board of Directors, I invite you to attend the Columbia Bancorp 2001 Annual Shareholders Meeting at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon on Thursday, April 26, 2001 at 6:30 p.m. The Discovery Center will open at 5:45 p.m. and hors d'oeuvres and beverages will be provided at that time. The meeting will begin promptly at 6:30 p.m. in the M.J. Murdock Theater.

The Columbia Gorge Discovery Center is located at the West end of The Dalles. From I-84, take Exit 82. You will follow the Historic Highway #30 West approximately one mile. Turn right on Discovery Drive. There are signs to guide you there.

I hope that you will be able to attend the meeting, and if you do so, you may vote in person even if you have previously voted your proxy by mail or telephone. It is always a pleasure to meet and become better acquainted with the shareholders of Columbia Bancorp.

Using the telephone, you can vote anytime, 24 hours a day. Or if you prefer, you can return the enclosed paper ballot in the envelope provided. Please do not return the enclosed paper ballot if you are voting by telephone. Telephone voting is fast and convenient, and allows your vote to be immediately confirmed and tabulated. Most important, by using the telephone, you help Columbia Bancorp reduce postage and proxy tabulation costs. The telephone number is 1-800-240-6326. You will be prompted to enter our 3-digit Company Number, which is 201, and your 7-digit Control Number that is listed at the top of your proxy. Then simply follow the instructions provided.

Thank you for your continued support of Columbia Bancorp.

Very truly yours,


/s/ TERRY L. COCHRAN
---------------------------------------
Terry L. Cochran
President and Chief Executive Officer

                                COLUMBIA BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2001


TO OUR SHAREHOLDERS:

               NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of shareholders of Columbia Bancorp ("Columbia"), will be held at 6:30 p.m. Pacific Time on Thursday, April 26, 2001 at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, for the following purposes:

               1. To consider and act upon the election of four (4) directors of
                  Columbia.

               2. To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

               Only shareholders of record at the close of business on March 1, 2001 are entitled to vote at the Annual Meeting or any postponement or adjournment.

               All shareholders are invited to attend the Annual Meeting personally. If you are not able to do so and wish your shares to be voted, it is important that you either vote by telephone (see the attached instruction form) or complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.



                                        By order of the Board of Directors.



                                        Richard J. Croghan
                                        Secretary

March 10, 2001


--------------------------------------------------------------------------------
WE URGE YOU TO VOTE BY TELEPHONE OR SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
--------------------------------------------------------------------------------

                                COLUMBIA BANCORP
                        420 East Third Street, Suite 200
                            The Dalles, Oregon 97058
                                 (541) 298-6649

                         ANNUAL MEETING PROXY STATEMENT

                     Date of Proxy Statement: March 1, 2001

               This Proxy Statement, dated March 1, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of Columbia Bancorp ("Columbia") to be used at the 2001 Annual Meeting of Columbia's shareholders to be held on April 26, 2001, at 6:30 p.m. Pacific Time, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is March 10, 2001. Columbia's 2000 Annual Report to Shareholders is being mailed to shareholders of Columbia with this Proxy Statement.


                    PROXIES AND VOTING AT THE ANNUAL MEETING

               The only class of issued and outstanding stock of Columbia is its common stock, no par value. At March 1, 2001, the record date for determining shareholders entitled to vote at the Annual Meeting, there were 8,029,998 shares of common stock issued and outstanding. Each holder of record of outstanding shares of common stock on the record date is entitled to one vote for each share held on every matter submitted at the Annual Meeting.

               A majority of the outstanding common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The matters to be voted on must be approved by an affirmative vote of the holders of a majority of the common stock of Columbia, except as otherwise described below. Shareholders who do not vote (either in person or by submitting a proxy), including broker non-votes, will be considered abstentions and will not be counted toward the quorum.

               If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote in favor of management's nominees for directors, and at their discretion as to any other matters that may come before the Annual Meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of Columbia or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the Annual Meeting will not by itself revoke such shareholder's proxy. Ballots or proxies may be counted by personnel of Columbia's subsidiary, Columbia River Bank ("CRB"), or by Columbia's transfer agent, Wells Fargo Shareowner Services.

               The cost of this proxy solicitation will be borne by Columbia. Columbia does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, Columbia may also use its officers, or the officers and employees of CRB, to solicit proxies from shareholders, either in person or by telephone, fax, e-mail or letter. Such persons will not be specially compensated for these activities.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth certain information regarding the beneficial ownership of Columbia's common stock at February 5, 2001 by: (i) each person who is known by Columbia to own beneficially more than 5% of the common stock; (ii) each director and each nominee for director; (iii) certain executive officers, and (iv) all listed executive officers and nominees as a group.

       NAME OF BENEFICIAL OWNER           SHARES BENEFICIALLY OWNED(1)      PERCENT OF CLASS
       ------------------------           ----------------------------      ----------------
BENEFICIAL OWNERS OF MORE THAN 5% OF
    OUTSTANDING COMMON STOCK
George Layman                                        515,048                      6.4%
Layman Lumber
P.O. Box 235
Naches, WA 98937

DIRECTORS AND EXECUTIVE OFFICERS
Robert L.R. Bailey(2)                                255,508                      3.2%
Charles F. Beardsley(3)                               46,228                      (*)
Richard E. Betz(4)                                    14,727                      (*)
William A. Booth(5)                                   92,061                      1.1
Dennis L. Carver(6)                                   41,338                      (*)
Terry L. Cochran(7)                                  361,087                      4.5
Roger L. Christensen(8)                                7,800                      (*)
James J. Doran(9)                                      6,400                      (*)
Ward Eason(10)                                         3,875                      (*)
Jane F. Lee(11)                                       22,310                      (*)
James C. McCall(12)                                   47,983                      (*)
Jean S. McKinney(13)                                  20,376                      (*)
Neal T. McLaughlin(14)                                11,319                      (*)
Donald T. Mitchell(15)                                30,412                      (*)
Craig J. Ortega(16)                                   23,120                      (*)
James B. Roberson(17)                                 61,400                      (*)

ALL DIRECTORS AND EXECUTIVE OFFICERS
  AS A GROUP (16 persons)                          1,045,944                      13.0%
                                                   =========                      ====

-------------------
 *      Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable, or exercisable within 60 days after February 5, 2001, are deemed outstanding for the purpose of computing the percentage ownership interest of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership for any other person. Applicable percentage ownership is based on 8,029,998 aggregate shares outstanding as of February 5, 2001, together with the applicable options of such shareholder.

(2) Includes 16,400 shares covered by stock options and the following shares over which Mr. Bailey shares voting and investment power: 42,124 shares owned by Mr. Bailey's spouse; 30,000 shares held in a family partnership; 18,000 shares held in a pension trust; and 14,430 shares held in a foundation.

(3) Includes 26,814 shares held in trust, 13,414 shares held in his spouse's trust, and 6,000 shares covered by stock options.

(4) Includes 14,727 shares jointly owned with his spouse over which Mr. Betz shares voting and investment power.

(5) Includes 10,400 shares covered by stock options and 137 shares held in an IRA.

(6) Includes 15,260 shares held in an IRA, 5,400 shares covered by stock options, and 3,406 shares for which Mr. Carver's spouse serves as custodian for the benefit of their children and over which Mr. Carver shares voting and investment power. Also includes 16,816 shares jointly owned with his spouse over which Mr. Carver shares voting and investment power. Includes 456 shares held in his spouse's IRA, and excludes approximately 6,000 shares held jointly by his wife and his mother-in-law, in both cases over which he disclaims beneficial ownership.

(7) Includes 50,517 shares held through the ESOP and 19,000 shares covered by stock options; also includes 123,948 shares held by Mr. Cochran's spouse as to which Mr. Cochran disclaims beneficial ownership.

(8) Includes 325 shares held through the ESOP, 4,200 shares covered by stock options and 3,275 shares jointly owned with his spouse over which Mr. Christensen shares voting and investment power.

(9)     Includes 2,400 shares covered by stock options.

(10) Includes 2,400 shares covered by stock options and 1,475 shares jointly owned with his spouse over which Mr. Eason shares voting and investment power.

(11)    Includes 7,400 shares covered by stock options.

(12) Includes 14,952 shares covered by stock options and 26,275 shares held through the ESOP. Also includes 6,756 shares jointly owned with his spouse over which Mr. McCall shares voting and investment power.

(13) Includes 900 shares owned by her son as to which Ms. McKinney disclaims beneficial ownership. Also includes 1,498 shares held in an IRA and 9,170 shares covered by stock options.

(14) Includes 3,245 shares held through the ESOP and 4,575 shares covered by stock options.

(15) Includes 13,937 shares in pension plan and 10,400 shares covered by stock options. Also includes 6,075 shares held jointly with Mr. Mitchell's spouse over which Mr. Mitchell shares voting and investment power.

(16) Includes 584 shares held in Mr. Ortega's IRA, 4,074 shares held in the ESOP, 10,600 shares covered by stock options and 404 shares held in Mr. Ortega's spouse's IRA as to which Mr. Ortega disclaims beneficial ownership. Also includes 7,128 shares held as custodian for Mr. Ortega's children over which Mr. Ortega shares voting and investment power, and 330 shares held jointly with Mr. Ortega's spouse over which Mr. Ortega shares voting and investment power.

(17)    Includes 1,400 shares covered by stock options.


                         BUSINESS OF THE ANNUAL MEETING

               Management knows of only one matter, discussed below, to be presented at the Annual Meeting for shareholder action.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

               Under Columbia's Articles of Incorporation, Columbia's Board is divided into three classes, providing for staggered three-year terms. Prospective Board members can be nominated to any of the three classes, depending on Board vacancies, as long as there are at least two members in each class. The Board may have no more than twelve (12) members in total.

               The Columbia Board has nominated Charles F. Beardsley, William A. Booth, Roger L. Christensen and Terry L. Cochran for a term expiring in 2004. All nominees except Mr. Christensen currently serve on Columbia's Board and on the Board of Columbia's subsidiary, CRB.

               Although Columbia knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of Columbia may recommend. The Columbia Board does not have a standing nominating committee nor does it have a formal procedure to receive shareholder nominations, but it will consider any written recommendations sent to the attention of the Board at Columbia's administrative offices at 420

East Third Street, Suite 200, The Dalles, Oregon 97058. For information concerning the procedures provided by Columbia's Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled "PROPOSALS OF SHAREHOLDERS".

NOMINEES FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF COLUMBIA FOR A TERM EXPIRING IN 2004

               Charles F. Beardsley, age 60, has served as a director of Columbia since its formation, and as a director of CRB since April 1994. Since 1972 Mr. Beardsley has been a principal owner of Hershner & Bell Realty, a real estate brokerage firm, and of Hershner & Bell-Farrell Agency, an insurance agency, both in Hood River, Oregon. He also served as Mayor of the City of Hood River for six years.

               William A. Booth, age 60, has served as a director of Columbia since its formation, and as a director of CRB since its inception in 1977. Since 1968 Mr. Booth has been a principal in Booth & Kelly Insurance & Real Estate, a real estate and insurance agency in The Dalles, Oregon.

               Roger L. Christensen, age 43, joined Columbia in May 1999 in the newly created position of Executive Vice President and Chief Operating Officer. Mr. Christensen will assume the duties of President and Chief Executive Officer of Columbia effective upon the retirement of Terry L. Cochran, scheduled for May 14, 2001. Mr. Christensen was Vice President and Manager of the Bend Main Branch of Bank of the Cascades since 1991 and prior to that held numerous positions with Bank of America and Benjamin Franklin Savings and Loan. He has 19 years of banking experience. Mr. Christensen received a Bachelor degree in Accounting from Boise State University and attended graduate level courses in Oregon State University's MBA program. He is currently attending the Pacific Coast Banking School at the University of Washington.

               Terry L. Cochran, age 56, has been a director and the Chief Executive Officer of Columbia since its inception. Mr. Cochran also previously served as the President and Chief Executive Officer of CRB from April 1981 until May 1999 and remains a director of CRB. Mr. Cochran has announced his retirement from the position of President and Chief Executive Officer of Columbia effective May 14, 2001. He holds an A.A. degree from Yakima Valley College, a B.A. degree in Business Administration from Washington State University, and is a graduate of Pacific Coast Banking School at the University of Washington. He presently serves on the board of the Western Independent Bankers Association.

               To be elected, each nominee must receive the affirmative vote of the holders of a simple majority of Columbia's common stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be considered votes against the nominee.


DIRECTORS CONTINUING IN OFFICE

               Robert L.R. Bailey has been a director of Columbia since its formation. Mr. Bailey has been a director of CRB since its inception in 1977 and served as chairman of the CRB Board from 1981 to 1995. Since 1985 Mr. Bailey has been the president and general manager of Orchard View Farms, Inc., a fruit growing and packing company headquartered in The Dalles, Oregon.

               Richard E. Betz was appointed to both the Columbia and CRB Boards on January 25, 2000. Mr. Betz is Vice President of Royal Columbia, Inc., a potato farming operation in Hermiston, Oregon. He is also President of Bud-Rich Potato, Inc., a potato packing operation and onion marketing company. He has been involved in these operations, in various capacities, since 1969. Mr. Betz is past chairperson of the Oregon Potato Commission and Past-President of the Blue Mountain Potato Growers. He also sits on a number of community boards.

               Dennis L. Carver was elected to the Columbia Board at the 1997 annual meeting. He had been a director of Klickitat Valley Bank ("KVB") since 1984 and was elected to the Board of CRB in 1997. He has worked as a chiropractor in Goldendale, Washington since 1973, and presently operates the Goldendale Chiropractic Clinic.

               James J. Doran was appointed to both the Columbia and CRB Boards on December 21, 1999. He was the Valley Community Bancorp ("VCB") Vice Chairman prior to the VCB merger with CRB, and a director of VCB since 1986. Mr. Doran operates three new car dealerships and has been in McMinnville, Oregon since the early 1980's.

               Jane F. Lee was elected to the Columbia Board at the 1997 Annual Meeting. She had been a director of KVB since 1987. She was elected to the Board of CRB in 1997. Ms. Lee has worked in cattle ranching and hay operations since 1972, and serves on numerous committees of the Washington State Cattlemen and Cattlewomen organizations. She also serves as Chairman of the Commissioners for Rural #7 Fire Protection District in Goldendale, Washington.

               Jean S. McKinney has been a director of Columbia since its formation, and has been a director of CRB since April 1994. Ms. McKinney has served for over 20 years as President and business manager of McKinney Ranches, Inc., a grain farming business in Wasco, Oregon. She is a member of the board of Wasco Electric Cooperative and represents Oregon on the National Rural Electric Cooperative Association board of directors.

               Donald T. Mitchell has been a director of Columbia since its inception and has served as Chairman since December 18, 1998. He was a director of Juniper Banking Company for six years and became a director of CRB following the merger. Prior to his retirement at the end of 1999, he had been a partner in Lacy Forest Products, a lumber brokerage firm.

               The following table sets forth the term expiration dates of the directors of Columbia continuing in office.

     NAME                   AGE                   POSITION                           TERM EXPIRES
     ----                   ---                   --------                           ------------
Donald T. Mitchell          56       Chairman of the Board of Columbia and CRB          2002
Robert L.R. Bailey          59       Director                                           2002
Richard E. Betz             58       Director                                           2003
Dennis L. Carver            52       Director                                           2002
James J. Doran              52       Director                                           2002
Jane F. Lee                 49       Director                                           2003
Jean S. McKinney            63       Director                                           2003


DIRECTORS RETIRING FROM OFFICE

               Ward Eason, age 66, was appointed to both the Columbia and CRB Boards on December 21, 1999. He was the VCB Board Chair prior to the VCB merger with CRB and a director of VCB since 1986. Mr. Eason is a part-time farmer and real estate salesman in McMinnville, Oregon

               James B. Roberson, age 66, was elected to the Columbia Board at the 1998 Annual Meeting. He had been a director of KVB since 1977, and became a director of CRB in 1997 following KVB's acquisition by Columbia in that year. Prior to his retirement in 1996, Mr. Roberson was an optometrist in the Bingen/White Salmon, Washington area for 34 years.


MEETINGS OF THE BOARDS OF DIRECTORS AND COMMITTEES

               The following section describes the 2000 meetings of the Boards of Directors of Columbia and of Columbia's wholly-owned bank subsidiary, CRB.

Board and Board Committees of Columbia

               The Board of Directors of Columbia held 11 meetings during 2000. Each member of the Columbia Board attended at least 75% of the meetings of the Board and those committees on which he or she served in 2000.

               The Columbia Board of Directors has two committees, the Executive Committee and the Audit/Examination Committee. The members of the Executive Committee are Chairperson Donald T. Mitchell, Robert L.R. Bailey, William A. Booth, Dennis L. Carver, Terry L. Cochran and Jane F. Lee. This Committee acts for the Board on matters requiring prompt action, serves as the Board nominating committee, recommends long range planning activities to the full board, evaluates the Chief Executive Officer, and recommends appropriate executive compensation, benefits, and employment contracts. The Committee met four times in 2000. The members of the Audit/Examination Committee are Chairperson Robert L.R. Bailey, Charles F. Beardsley and Jean S. McKinney. The committee reviews the results of Columbia's annual audit. The Committee met five times in 2000.

Board and Board Committees of CRB

               The Board of Directors of CRB held 11 meetings during 2000. No director attended less than 75% of all the meetings of the Board and those committees on which he or she served in 2000 with the exception of Richard E. Betz who attended 60% of the Loan Committee meetings.

               The CRB Board of Directors has five committees, the Executive Committee, the Audit/Examination Committee, the Human Resources Committee, the Loan Committee, and the Investment/Asset-Liability Committee. The members of the committees are identified in the following table.

----------------------------------------------------------------------------------------------------
                                              Audit/         Human      Investment/
        Director             Executive     Examination    Resources    Asset-Liability    Loan
----------------------------------------------------------------------------------------------------
Robert L.R. Bailey               [X]           Chair
----------------------------------------------------------------------------------------------------
Charles F. Beardsley                            [X]                                        [X]
----------------------------------------------------------------------------------------------------
Richard E. Betz                                                                            [X]
----------------------------------------------------------------------------------------------------
William A. Booth                 [X]                                                      Chair
----------------------------------------------------------------------------------------------------
Dennis L. Carver                 [X]                         Chair
----------------------------------------------------------------------------------------------------
Terry L. Cochran                 [X]
----------------------------------------------------------------------------------------------------
James J. Doran                                                [X]
----------------------------------------------------------------------------------------------------
Ward Eason                                                                  [X]
----------------------------------------------------------------------------------------------------
Jane F. Lee                      [X]                                       Chair
----------------------------------------------------------------------------------------------------
Jean S. McKinney                                [X]           [X]
----------------------------------------------------------------------------------------------------
Donald T. Mitchell              Chair
----------------------------------------------------------------------------------------------------
Craig J. Ortega                  [X]                                                       [X]
----------------------------------------------------------------------------------------------------
James B. Roberson                                                           [X]            [X]
----------------------------------------------------------------------------------------------------

               The CRB Executive Committee acts for the CRB Board on matters requiring prompt action, serves as the CRB Board's Nominating Committee, and recommends long range planning activities to the CRB Board. This Committee also evaluates CRB's Chief Executive Officer, and recommends appropriate executive compensation, benefits and employment contracts. The Executive Committee met four times in 2000.

               The Audit/Examination Committee reviews the scope of internal and external audit activities. The Committee met five times in 2000.

               The Human Resources Committee provides oversight of the ESOP, 401(k) and stock incentive plan, and reviews and makes recommendations on corporate compensation and personnel policies. The Committee met twice in 2000.

               The Investment/Asset-Liability Committee's charge is to establish, update, and monitor policies related to asset, liability, liquidity, interest rate management and investments. It also recommends approval of securities advisors and brokers. The Committee met four times in 2000.

               The Loan Committee reviews the loan portfolio for safety and soundness, monitors concentrations in industry and loan type, and oversees the loan policy of CRB. The Committee met 26 times in 2000.

                                 OTHER BUSINESS

               Columbia's management knows of no other matters to be brought before the Annual Meeting for a vote. However, if other matters are presented for a vote at the Annual Meeting, the proxy holders will vote the shares represented by properly executed proxies according to their best judgment on those matters. At the Annual Meeting, management will report on Columbia's business, and shareholders will have an opportunity to ask questions. For information concerning the procedures provided by Columbia's Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled "PROPOSALS OF SHAREHOLDERS".


                        INFORMATION REGARDING MANAGEMENT

EXECUTIVE OFFICERS

               The following table sets forth summary information about the executive officers of Columbia and CRB.

                                                                                YEARS OF BANKING
        NAME            AGE                    POSITION                            EXPERIENCE
        ----            ---                    --------                         ----------------
Terry L. Cochran        56    President and Chief Executive Officer  of                 35
                              Columbia and a director of Columbia and CRB

Roger L. Christensen    43    Executive Vice President and Chief Operating              19
                              Officer of Columbia

Neal T. McLaughlin      32    Executive Vice President and Chief Financial              9
                              Officer of Columbia and CRB

Craig J. Ortega         44    President of CRB and a director of CRB                    21

James C. McCall         55    Executive Vice President and Chief Lending                32
                              Officer of CRB

               See "Nominees for Election as Directors to the Board of Directors of Columbia for a Term Expiring in 2004" for more information about Mr. Cochran and Mr. Christensen.

               Neal T. McLaughlin has been an Executive Vice President and the Chief Financial Officer of CRB since July 1997, and also serves as Columbia's Chief Financial Officer. He holds a B.S. Degree in Accounting from the University of Oregon, and is a Certified Public Accountant in the State of Oregon. Mr. McLaughlin has nine years of banking experience. He is a graduate of the Pacific Coast Banking School at the University of Washington. Mr. McLaughlin is Chairman of the Financial Officers/Investment Committee of the Oregon Bankers Association.

               Craig J. Ortega has been a director of CRB and its President since May 1999. Prior to that, he was CRB's Head of Community Banking. Mr. Ortega has been with CRB for seven years, and has 21 years of banking experience. He attended Blue Mountain Community College and holds a B.S. degree in Business Administration from Eastern Oregon State College, and is a graduate of the Pacific Coast Banking School at the University of Washington.

               James C. McCall is Executive Vice President and Chief Lending Officer of CRB. He has been employed by CRB since April 1982, and has served as Chief Lending Officer since November 1988. He holds a B.S. degree in Business from Oregon State University, and is a graduate of the Pacific Coast Banking School at the University of Washington. Mr. McCall has 32 years of banking experience. He presently is a director of Network of Oregon Affordable Housing, and is past Chairman of the Oregon Bankers Association Lending Committee.

                       INFORMATION REGARDING COMPENSATION

EXECUTIVE COMPENSATION

               The following table sets forth, for the three years ended December 31, 2000, the compensation awarded, paid to, or earned by the Executive Officers of Columbia. No other executive officer of Columbia received salary and bonus in excess of $100,000 for this three-year period.

                                                  SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation  Awards
                                                                     ------------------------------------
                                                                              Securities
                                          Annual Compensation                 Underlying
                                      ---------------------------               Options      All Other
     Name and Position                Year    Salary        Bonus    ESOP(1)    Granted   Compensation(2)
     -----------------                ----   --------      -------   -------  ----------  ---------------
Terry L. Cochran                      2000   $171,806(3)   $78,517   $6,021    10,000(4)      $2,550
  President and CEO; Director         1999   $164,025(3)   $54,469   $5,731         -         $1,556
                                      1998   $151,733(3)   $50,166   $7,906         -         $1,600

Roger L. Christensen                  2000   $105,650      $41,071   $4,072     2,200(4)      $1,725
  Executive Vice President & COO      1999   $ 60,106      $14,726   $2,214     2,000(5)      $  601
(Joined Columbia in May 1999)         1998          -            -        -         -              -

Neal T. McLaughlin                    2000   $ 88,500      $32,001   $3,225     2,200(4)      $1,366
  Executive Vice President & CFO      1999   $ 71,539      $12,539   $3,402         -         $  924
                                      1998   $ 66,256      $13,624   $3,947         -         $  799

------------------

(1) As of December 31, 2000, the ESOP held 50,517, 325 and 3,245 shares of Columbia stock and a cash balance of $5,217, $324 and $739 for the accounts of Mr. Cochran, Mr. Christensen and Mr. McLaughlin, respectively. All of the shares described are vested, and dividends are payable to the executive's accounts under the ESOP.

(2)     Annual 401(k) employer contribution.

(3)     Includes monthly auto allowance of $700.

(4) The exercise price of the described options is $6.88 per share. The options are immediately exercisable and expire in January 2010.

(5) The exercise price of the described options is $7.75 per share. The options are immediately exercisable and expire in June 2009.


                              OPTION GRANTS IN 2000

                                                                             Potential Realizable Value at
                        Number of    Percent of                                   Assumed Annual Rates
                        Securities  Total Options                             of Stock Price Appreciation
                        Underlying    Granted to     Exercise or                   for Option Term(3)
                         Options     Employees in    Base Price   Expiration -----------------------------
          Name          Granted(#)  Fiscal Year(1)  ($/Share)(2)     Date        5%($)          10%($)
          ----          ----------  --------------  ------------  ----------     -----          ------
Terry L. Cochran          10,000         7.78%           $6.88      1/3/10      $43,270        $109,650
Roger L. Christensen       2,200         1.71%           $6.88      1/3/10      $ 9,520        $ 24,120
Neal T. McLaughlin         2,200         1.71%           $6.88      1/3/10      $ 9,520        $ 24,120

(1) Based on a total of 128,600 options granted to employees under Columbia's option plan in 2000.

(2) The option purchase price is equal to the fair market value at the date of the grant. All 2000 options were granted on January 3, 2000.

(3) In accordance with the Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming that the market price of Columbia's common stock appreciates from the date of grant over a period of 10 years at the annualized rates of 5% and 10%, respectively. If the stock price does not increase over the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

               The following table sets forth information regarding options exercised during 2000 and holdings at December 31, 2000 by the executive officer named in the compensation table shown previously.

          AGGREGATED OPTION EXERCISES IN 2000 AND FY-END OPTION VALUES

                                                              Fiscal Year-end Option Values
                                                              -----------------------------
                                                     Number of Securities       Value of Unexercised
                          Shares                    Underlying Unexercised      In-The-Money Options
                        Acquired on     Value     Options At Fiscal Year-end    At Fiscal Year-End(1)
          Name          Exercise(#)  Realized($)   Exercisable/Unexercisable  Exercisable/Unexercisable
          ----          -----------  -----------  --------------------------  -------------------------
Terry L. Cochran           4,000       $11,140             19,000/0                 $10,440/$0
Roger L. Christensen        --            --                4,200/0                    $0/$0
Neal T. McLaughlin          --            --                4,575/0                   $974/$0

(1) On December 31, 2000, the closing sales price of Columbia's stock was $6.00. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.


EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

               Columbia and Terry L. Cochran, Columbia's President and Chief Executive Officer, are parties to an employment agreement entered into on or about May 1, 1999. Mr. Cochran's term of employment under this agreement expires on May 14, 2001, at which time he intends to retire from employment by Columbia. Under the employment agreement, upon a change of control of Columbia, such as its acquisition by or merger with another company, Mr. Cochran has the right to terminate his employment within 90 days and to receive certain payments and benefits, including yearly retirement benefits under a deferred compensation agreement, described below. The employment agreement also contains non-competition provisions which restrict Mr. Cochran from competing with Columbia for one year following his termination of employment under certain conditions.

               Mr. Cochran and Columbia are also parties to a deferred compensation agreement (the "DC Agreement") entered into on or about April 1, 1999. The DC Agreement provides for post-retirement compensation for Mr. Cochran based on his contributions to the success and profitability of Columbia, and for other covenants as set forth in the DC Agreement. Payment to Mr. Cochran under the DC Agreement begins on May 15, 2001 and continues through May 15, 2007. Mr. Cochran will receive $48,000.00 per year, plus certain sums of accrued, deferred interest. Mr. Cochran will also receive such medical, dental, disability, vision and life insurance benefits which Columbia or its subsidiaries make available to full-time employees. Under the DC Agreement, Mr. Cochran will continue to be bound under certain non-competition provisions following his retirement.

               Columbia and Roger L. Christensen, Columbia's Chief Operating Officer, are parties to an employment agreement of January 25, 2001. The agreement provides for an employment term beginning May 15, 2001, when Mr. Christensen will assume the title and duties of President and Chief Executive Officer of Columbia and Chief Executive Officer of CRB, and ending March 31, 2003. Prior to its termination, the agreement is renewable for subsequent one-year terms at the mutual agreement of the parties. The employment agreement contains various provisions relating to bonuses, termination and non-competition. Certain key features of the agreement are as follows.

               In addition to base salary, Mr. Christensen is entitled to consideration for an annual performance bonus to be determined in accordance with formulas and methods established by Columbia's Board of Directors. If Mr. Christensen terminates his employment without cause, or if his employment is terminated for cause, he is subject to non-competition provisions covering a defining geographic area for one year following termination, and is liable for liquidated damages in the event he breaches these provisions. The non-competition provisions do not apply if Mr. Christensen terminates his employment within 90 days after a change of control of Columbia as defined in the agreement. If Mr. Christensen's employment is terminated by him with cause or within 90 days after a change of control, or by Columbia without cause, he is entitled to all earned and unpaid base salary and benefits, plus a severance payment equal to the greater of one month's base salary as of the date of termination times the number of full calendar years of his employment by Columbia, or one month's base salary as of the date of termination multiplied by twelve (12). Mr. Christensen would receive no such severance payment if he terminates his employment without cause, or if Columbia terminates his employment with cause.

               In 2000, Columbia and CRB also entered into employment agreements with Craig J. Ortega, CRB's President, Neal T. McLaughlin, Columbia's and CRB's Chief Financial Officer, and James C. McCall, CRB'S Chief Lending Officer. The agreements provide for an initial two-year employment term expiring in 2002, and contain provisions relating to bonuses, termination and non-competition substantially similar to those in the above-described employment agreement between Columbia and Mr. Christensen.

               As of December 31, 2000 neither Columbia nor CRB had employment contracts with any executive officers other than Messrs. Cochran, Christensen, McCall, McLaughlin and Ortega.


EXECUTIVE AND EMPLOYEE COMPENSATION PLANS

               401(k) Plan. Under CRB's 401(k) Plan, officers and employees of CRB may elect to defer up to 10% of their compensation, and CRB makes matching contributions to the accounts of officers and employees of CRB equal to 25% of the first 6% of compensation that any officer or employee elects to defer, subject to limitations under the Internal Revenue Code of 1986. Amounts contributed or deferred are distributed to employees upon retirement, permanent disability, death, termination of employment, or the occurrences of conditions constituting extraordinary hardship.

               ESOP. Columbia maintains an Employee Stock Ownership Plan (the "ESOP") for the benefit of employees. All employees of CRB who have been credited with at least 1,000 hours of service in the prior year, and have attained age 20, including officers, are eligible to participate in the ESOP. The sole source of funding for the ESOP is contributions made by CRB. Contributions by participants are not permitted. Assets of the ESOP are used primarily to purchase shares of Columbia's common stock. The ESOP may not purchase Columbia common stock for a price in excess of its fair market value. As of January 1, 2001, the ESOP held 328,010 shares of Columbia common stock and $60,295 in cash. At that date, 241 employees were participating in the ESOP.

               Incentive Cash Compensation. The company has adopted an incentive cash compensation program under which employees at all levels can receive incentive compensation, tied to a fixed percentage of base compensation, for helping achieve certain goals and objectives. For example, branch employees are eligible for cash compensation based on increases in branch income, loan and deposit growth, maintenance of asset quality, and the cross-selling of products and services. Most new employees become eligible to participate in the program within a short time after beginning employment. For the year ended December 31, 2000, bonuses totaling $1,298,165 were earned by company employees, including $221,647 earned by executive officers as a group.

               Stock Incentive Plan. Since 1993 Columbia has utilized a stock incentive plan (the "Incentive Plan") administered by the Columbia Board to advance Columbia's business interests. The Incentive Plan enables Columbia and its subsidiaries to attract and retain qualified and talented employees and Board members by offering them an opportunity to participate in the growth and ownership of Columbia. Stock options and other stock-based incentives may be granted under the Incentive Plan at the discretion of and with the approval of the Columbia Board. Employees are eligible to receive incentive stock options, which are intended to qualify for favorable tax treatment, and which must have an exercise price equal to not less than the fair market value of the common stock on the date of grant. In addition, employees and directors are eligible for non-statutory stock options, which do not qualify for favorable tax treatment, and which may have an exercise price set at the discretion of the Columbia Board. The option exercise price for non-statutory stock options may be either greater or less than the fair market value of the common stock on the date of grant, although in practice the Columbia Board has always set the exercise price for such options at fair market value. Options vest and are exercisable in accordance with the terms of the individual grant. The Incentive Plan also allows the Columbia Board to offer other forms of stock-related incentives, including stock appreciation rights, stock bonuses and sales of stock subject to restrictions. However, apart from grants of 200 shares of common stock to each of four retiring outside directors, the Board has never approved awards under the Incentive Plan other than stock options.

        In 2000, options covering a total of 128,600 shares of Columbia's common stock were granted to employees of Columbia and options covering a total of 14,000 shares of common stock were granted to outside directors of Columbia. On February 15, 2001, options covering a total of 158,300 shares of Columbia's common stock were granted to directors and employees of Columbia. Under Columbia's Incentive Plan presently in effect, which was approved by shareholders in 1999, an aggregate of no more than 4% of the issued and outstanding shares of Columbia common stock is available for award or grant. At December 31, 2000, 4% of the issued and outstanding shares amounted to 321,177 shares of common stock. A total of 150,000 shares of common stock had been either issued or committed for issuance under the presently effective Incentive Plan, with 16,600 options expiring without exercise, leaving a total of 187,777 shares of common stock available for awards or grants.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

               Columbia's Executive Committee serves as the Compensation Committee for the purpose of setting executive compensation. This Committee seeks to set executive compensation levels that are consistent with Columbia's Strategic Plan and Mission Statement, which are updated annually. In fiscal 2000, compensation for Columbia and CRB executive officers included a base salary, a contingent incentive cash component tied to operating performance, and long-term incentives similar to those received by non-executives, including ESOP contributions, and a 401(k) match.

               Base salary is determined by considering the overall performance of each executive officer with respect to the duties and responsibilities assigned. Salary surveys of other community banks, including the Milliman & Robertson, Inc. Northwest Financial Industry Salary Survey, are reviewed and factored into the process to insure fair rates of compensation in an increasingly competitive labor market. All outside Columbia directors individually completed a written evaluation of the performance of Columbia's and CRB's Presidents in 2000. The evaluations were summarized by the Chairman of the Columbia Board and discussed by the Compensation Committee with these executives. Other executive officers of Columbia and CRB are reviewed annually by the respective Chief Executive Officers to whom they report.

               Incentive cash compensation is linked to specific objectives for each executive. In 2000, Mr. Cochran could earn a percentage of his base salary based on the achievement of specific goals tied to (1) return on equity; (2) earnings per share; (3) asset quality; (4) asset growth; and (5) regulatory ratings on safety and soundness and compliance with regulations. Each goal is also assigned a range of target levels. At year end, the target level achieved for each performance measure is combined to arrive at the final incentive compensation award. In 2000, Mr. Cochran's incentive cash compensation was $78,517, or 48% of total base compensation of $163,406. Incentive cash compensation for other executive officers is based on the same quantitative formula as Mr. Cochran's.

               With the exception of Mr. Cochran, all executive officers entered into or renewed employment contracts in 2000. Columbia's and CRB's current practice is to negotiate two-year contracts that are reviewed and renewed each year.

               The Columbia Board at its discretion periodically awards incentive compensation in the form of stock option grants to executive officers and other employees. The Board does not employ quantitative criteria in awarding stock options. In 2000, Mr. Cochran received an option to purchase 10,000 shares; the other above named executive officers each received options to purchase 2,200 shares. All options were granted at fair market value as of the date of the award.

               CRB's Human Resources Committee plays a supporting role in the executive compensation process. This Committee gathers and analyzes comparative compensation data, sets the general outlines of the incentive cash compensation program, and makes preliminary recommendations concerning stock option grants.

               The Executive Committee believes that the programs for executive officer compensation serve well the interests of Columbia's shareholders by providing the motivation for executives to contribute to the overall long-term success and value of Columbia.

               This report is submitted by the outside directors of the Columbia Executive Committee, consisting of Donald T. Mitchell, Chair, Robert L. R. Bailey, William A. Booth, Dennis L. Carver and Jane F. Lee.

DIRECTOR COMPENSATION

               The CRB Chairperson is paid an attendance fee of $1,000 for each regular monthly meeting of the Board. Each outside CRB director is paid an attendance fee of $700 for each regular monthly meeting of the CRB Board. Each CRB director also receives $150 for each meeting attended of any committee of the Board to which the director belongs. Columbia does not pay any separate attendance fees to its directors. Directors who are employees of Columbia or CRB received no director's fees or other special remuneration for service as a director on any Board. Total director compensation for CRB meetings in 2000 was $104,300.


REPORT OF THE AUDIT/EXAMINATION COMMITTEE

               The Audit/Examination Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and the independent auditors, Moss Adams LLP. The Audit/Examination Committee also reviewed the scope, conduct and results of the audit performed by Moss Adams LLP, including the matters required for discussion by Statement of Auditing Standards No. 61. The Audit/Examination Committee reviewed the written disclosures regarding the independence of Moss Adams LLP contained in its letter to the Audit/Examination Committee as required by Independence Standards Board Standard No. 1.

               Based on the above, the Audit/Examination Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The activities of the Audit/Examination Committee are governed by its charter, which is included as Appendix A to this Proxy Statement.

               This report is submitted by the Columbia Audit/Examination Committee, consisting of Robert L. R. Bailey, Chair, Charles F. Beardsley and Jean S. McKinney.


                              CERTAIN TRANSACTIONS

               Certain directors and officers of Columbia, members of their immediate families, and business entities with which they are affiliated, are parties to transactions with Columbia, including borrowings and investments in time deposits. All such loans and investments in time deposits have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2000 the aggregate outstanding amount of all loans to officers and directors was approximately $14.6 million, which represented approximately 35.3% of Columbia's consolidated shareholders' equity at that date. All such loans are currently in good standing, and are being paid in accordance with their terms.

               Robert L.R. Bailey, a director of Columbia and CRB, and Orchard View Farms, a company controlled by Mr. Bailey, as well as Dry Hollow Limited Partnership, a partnership for which Mr. Bailey is the general partner, borrowed sums from CRB in excess of $60,000 in the aggregate under term loans, revolving and non-revolving lines of credit and Visa cards. As of December 31, 2000 the total balance due from these borrowings was $6.4 million.

               Charles F. Beardsley, a director of Columbia and CRB, borrowed sums from CRB in excess of $60,000 in the aggregate under term loans, revolving lines of credit, and a Visa card. As of December 31, 2000 the balance due by Mr. Beardsley from these borrowings was $165,000.

               Richard E. Betz, a director of Columbia and CRB, and Faultline LLC, a company which is 17.5% owned by Mr. Betz, as well as WRMS LLC, of which Mr. Betz is a 25% owner, borrowed sums in excess of $60,000 in the aggregate under term loans, revolving and non-revolving lines of credit and Visa cards. As of December 31, 2000 the total balance due from these borrowings was $7.9 million.

               Dennis L. Carver, a director of Columbia and CRB, borrowed sums from CRB in excess of $60,000 in the aggregate under a revolving line of credit. As of December 31, 2000 there was no balance due by Mr. Carver from these borrowings.

                         NO MATERIAL ADVERSE PROCEEDINGS

               No director, officer, affiliate, beneficial owner of more than 5% of the common stock of Columbia or security holder is an adverse party in any material proceeding against Columbia, or has a material interest adverse to Columbia.


                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

               Section 16 of the Securities Exchange Act of 1934, as amended, requires that all executive officers and directors of Columbia and all persons who beneficially own more than 10% of Columbia's common stock file an initial report of their ownership of Columbia's securities on Form 3 and report changes in their ownership of Columbia's securities on Form 4 or Form 5. These filings must be made with the United States Securities and Exchange Commission with a copy sent to Columbia. As of the date of this Proxy Statement all executive officers and directors of Columbia are in compliance with such filing requirements.


                              INDEPENDENT AUDITORS

               Moss Adams LLP, independent auditors, were selected by the Columbia Board of Directors to conduct an audit of Columbia's financial statements for the year ended December 31, 2000. Audit services provided by Moss Adams LLP for the year ended 2000 included the examination of Columbia's consolidated financial statements, and the review of materials used in various filings with the United States Securities and Exchange Commission. No representative of Moss Adams LLP will be in attendance at the annual meeting.

               The Audit Committee of the Board of Directors approved the audit services provided to Columbia prior to being rendered. Other specific services were approved by officers of Columbia after a determination that none of such services would affect Moss Adams LLP's independence as auditors of Columbia's financial statements.


                            PROPOSALS OF SHAREHOLDERS

               Shareholders may present matters for consideration at any annual meeting of Columbia. Shareholders are reminded that under Article VII of the Articles of Incorporation of Columbia, there are certain procedural requirements relating to the presentation of business at an annual meeting by a shareholder. Unless the Board of Directors permits otherwise, any business, including nominations of directors, may be properly brought before an annual shareholders meeting by a shareholder only upon the shareholder's timely notice in writing to Columbia's Secretary. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Columbia not later than the close of business on the tenth (10th) business day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders.

               The notice provided by the shareholder must set forth (i) a brief description of each matter desired to be brought before the annual meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of Columbia which are beneficially owned by the proposing shareholder,
(iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock, if any, of Columbia which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

               With respect to proposals to be considered at the 2002 annual meeting of shareholders, if a shareholder wishes to present a proposal at that annual meeting and also wishes to have the proposal included in Columbia's official proxy statement for the 2002 annual meeting, the written notice of proposal must be submitted to the Secretary of Columbia no later than December 31, 2001.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

               COLUMBIA'S 2000 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND COLUMBIA'S FORM 10-K (WHEN AVAILABLE) FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS) MAY BE OBTAINED WITHOUT CHARGE FROM NEAL T. MCLAUGHLIN, CHIEF FINANCIAL OFFICER, COLUMBIA BANCORP, POST OFFICE BOX 1050, THE DALLES, OREGON 97058. COPIES OF SUCH MATERIALS MAY ALSO BE OBTAINED FROM COLUMBIA'S WEBSITE AT HTTP://WWW.COLUMBIABANCORP.COM. COPIES OF EXHIBITS TO THE FORM 10-K WILL BE SUPPLIED UPON PAYMENT OF COLUMBIA'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS IN THE AMOUNT OF $.25 PER PAGE.


                             STOCK PERFORMANCE GRAPH

               The graph below compares the yearly percentage change in the cumulative shareholder return on the Columbia's common stock during the five years ended December 31, 2000 with: (i) the All Nasdaq U.S. Stocks Index as reported by the Center for Research in Security Prices; and (ii) the Nasdaq Bank Index as reported by the Center for Research in Security Prices. This comparison assumes $100.00 was invested on December 31, 1995 in Columbia's common stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all shares issued pursuant to stock dividends and splits.


                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------------------
                                 1995      1996      1997      1998       1999      2000
                                 ----      ----      ----      ----       ----      ----
Columbia Bancorp                100.00     80.71    136.81    153.06     123.19    108.40
Nasdaq Bank Stocks              100.00    132.04    221.06    219.64     211.14    241.08
Nasdaq US Market                100.00    123.04    150.69    212.51     394.92    237.62
------------------------------------------------------------------------------------------

                                                                  March 10, 2001

APPENDIX A


                                COLUMBIA BANCORP
                            AUDIT POLICY AND CHARTER


APPROVED BY BOARD OF DIRECTORS ON May 18, 2000

The board of directors for Columbia Bancorp is responsible for making sure the audit committee complies with this policy. Columbia Bancorp (Bancorp) understands the importance of accurate and reliable financial statements. Therefore, Bancorp's policy is to have annual external audits done on our financial reports.

This policy meets the requirements for a formal written charter required by Nasdaq.


AUDIT EXAMINATION COMMITTEE

In order to maintain an independent and effective audit committee and to provide accountability among the audit committee, outside directors and management, the following rules will apply.

Independent Directors:

To qualify as independent director, a director may not have:

- been employed by Bancorp or its affiliates in the current or past three years;

- accepted any compensation from Bancorp or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

- an immediate family member who is, or has been in the last three years, employed by Bancorp or its affiliates as an executive officer;

- been a partner, controlling shareholder or an executive officer of any for-profit business to which Bancorp made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

- been employed as an executive of another entity where any of Bancorp's executives serve on that entity's compensation committee


AUDIT EXAMINATION COMMITTEE STRUCTURE

The audit examination committee will consist of a minimum of three members and be comprised of independent directors only. All directors must be able to read and understand fundamental financial statements including the company's balance sheet, income statement and cash flow statement. At least one director must have:

-    past employment experience in finance or accounting; or

- requisite professional certification in accounting or other comparable experience or background including a current or past position as a chief executive; or

- financial officer or other senior officer with financial oversight responsibilities.

Exception: Under exceptional and limited circumstances, one non-independent director may serve on the audit committee, provided the board determines it is in the best interest of Bancorp and its shareholders. If this exception is used the board will disclose the reason for the exception in the next annual proxy statement. Current employees, officers or their immediate family members are not allowed to be members of the audit committee.


EXTERNAL AUDIT

Assessing Audit Firms

The annual review and selection or retention of a competent independent auditing firm is critical to the overall audit function. The following issues will be addressed when assessing audit firms for Bancorp:

- The depth of audit needed by Bancorp based on the status of Bancorp's internal audit function and any missing functions or regulatory requirements that may need to be filled through the independent audit firm.

- The firm's qualifications, such as whether or not the auditors are certified and their experience in auditing SEC reporting, banking organizations.

- The firm's explanation of the proposed scope and depth of the audit in terms of Bancorp's needs and how it meets them.

- An explanation of the proposed methods to be used, in more detail than mere reference to "generally accepted audit procedures."

-    The timing or scheduling of audits.

- The staff capability and willingness of the firm to meet Bancorp's special needs for timely audits, assistance in correcting problems, and ability to obtain advice or direction.

- The staff assignments by the firm to the bank to ensure competency and continuity in the audit procedures and to prevent becoming a training bank for the audit firm.

- The method and timing of reporting to Bancorp, including the depth of management letters and presentations to the board.

Engagement Letters

Once an external audit firm has been hired, Bancorp should receive from the firm an engagement letter or letter of agreement that will be made a permanent part of Bancorp's records. At a minimum, the letter should include the following:

- The scope of the agreed upon audit work and whether or not it will result in a certified audit report.

-    The period of time to be covered by the audit.

- The report form to be provided, including whether it will be a short or long form.

- In what manner and to what extent the external audit will be using internal audit work.

-    Any limitations of the audit, including any procedures that may be omitted.

Audit Reports

The Columbia Bancorp Board will assess the external audit report for any qualifications applied to the audit work to ensure consistency with the opinion of the audit. Adverse factors to be watched for include:

- The scope of the audit being restricted by Bancorp or affected by conditions that do not permit the application of audit procedures considered necessary in the circumstances.

- Inadequate disclosure or lack of conformity with generally accepted accounting principles which may affect the financial statements so they do not fairly present conditions, results of operations, or changes in financial positions.

-    Accounting principles not being applied consistently.

- The existence of unusual uncertainties as to the outcome of future events, where their effect on the financial statements cannot be reasonably estimated.

REVIEW OF POLICY

The Columbia Bancorp board of directors shall review this policy at least annually, making such revisions and amendments as it deems appropriate.

                            [COLUMBIA BANCCORP LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, APRIL 26, 2001
                                    6:30 P.M.

                         COLUMBIA GORGE DISCOVERY CENTER
                              5000 DISCOVERY DRIVE
                              THE DALLES, OR 97058

[COLUMBIA BANCORP LOGO]                                                    PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 26, 2001.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Donald T. Mitchell, Chairman of the Board, and Terry L. Cochran, President and Chief Executive Officer, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                      See reverse for voting instructions.

                                                                COMPANY #
                                                                CONTROL #
THERE ARE TWO WAYS TO VOTE YOUR PROXY.

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY TELEPHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon on April 25, 2001.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.
o  Follow the simple instructions the telephone voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Columbia Bancorp, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

          IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD
                            -- Please detach here --



              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. ELECTION OF DIRECTORS:

   01  Charles F. Beardsley        Term to expire 2004           [ ] Vote FOR             [ ] Vote WITHHELD
   02  William A. Booth            Term to expire 2004               all nominees         from all nominees
   03  Roger L. Christensen        Term to expire 2004               (except as marked)
   04  Terry L. Cochran            Term to expire 2004

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)     [                ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR ALL NOMINEES.

Address Change? Mark Box [ ] Indicate changes below:                         Date ____________________________

                                                                             [                ]

                                                                             Signature(s) in Box

                                                                             Please sign exactly as your name(s) appear on the
                                                                             Proxy. If held in joint tenancy, all persons must sign.
                                                                             Trustees, administrators, etc., should include title
                                                                             and authority. Corporations should provide full name of
                                                                             corporation and title of authorized officer signing the
                                                                             proxy.
